Exhibit 99.1

MetaVia Appoints Seasoned Clinical Development Executive Sarah Browne, M.D., as Chief Medical Officer

Brings Extensive Experience Leading Liver and Metabolic Disease Drug Development Programs, Including MASH, and Successfully Advancing Therapies Through Phase 2 and Into Phase 3 Development

Deep Expertise in Dual GLP-1/Glucagon Receptor Agonist Development, Including Pemvidutide

CAMBRIDGE, Mass., October 13, 2026 – MetaVia Inc. (Nasdaq: MTVA), a clinical-stage biotechnology company focused on transforming cardiometabolic diseases, today announced the appointment of Sarah Browne, M.D., as Chief Medical Officer, effective October 12, 2026. Dr. Browne brings more than 20 years of experience spanning clinical development, regulatory science and clinical medicine, with particular expertise in liver and metabolic diseases, including metabolic dysfunction-associated steatohepatitis (MASH).

“Sarah brings an exceptional combination of clinical development leadership and regulatory expertise, particularly in advancing novel therapies for liver and other cardiometabolic diseases, including MASH,” stated Hyung Heon Kim, President and Chief Executive Officer of MetaVia. “Her extensive experience leading the clinical development of pemvidutide, a dual GLP-1/glucagon receptor agonist, through Phase 2 and establishing Phase 3 development strategies, will be invaluable as we plan the next stages of development for DA-1726. Sarah joins MetaVia at an important time as we prepare for the anticipated fourth quarter 2026 topline data readout from Part 3 of our Phase 1 clinical trial of DA-1726, evaluating higher target doses of 48 mg and 64 mg. We look forward to leveraging her expertise as we continue advancing our cardiometabolic pipeline, including DA-1726 and vanoglipel (DA-1241), which is being developed for the treatment of MASH.”

Dr. Browne added, “MetaVia is approaching a key inflection point in the development of DA-1726. My experience developing therapies for obesity and liver disease, including dual GLP-1/glucagon receptor agonists, aligns closely with MetaVia's clinical programs. I look forward to working with the team to evaluate the upcoming Phase 1 Part 3 results, help shape the next stages of development for DA-1726, and advancing vanoglipel for the treatment of MASH. I believe these programs have the potential to address significant unmet medical needs across cardiometabolic diseases.”

Dr. Browne most recently served as a Clinical Development Consultant to Soufflé Therapeutics, where she supported clinical development planning and regulatory strategy. Prior to Soufflé, Dr. Browne served as Vice President of Clinical Development at Altimmune, Inc., after initially joining the company as Senior Director of Clinical Development. During her tenure, she led clinical development programs in obesity, metabolic and liver diseases, including the advancement of pemvidutide, a dual GLP-1/glucagon receptor agonist, from first-in-human studies through Phase 2 and a successful End-of-Phase 2 meeting with the U.S. Food and Drug Administration (FDA). She also established the company's pharmacovigilance and medical affairs functions.

Prior to Altimmune, Dr. Browne held positions of increasing responsibility at the FDA's Center for Biologics Evaluation and Research (CBER), most recently serving as Senior Advisor for Clinical Review. Earlier, she served as an Assistant Clinical Investigator and attending physician at the National Institutes of Health

(NIH) and as an attending physician at the Veterans Affairs Medical Center. During her career, Dr. Browne has authored or co-authored more than 40 peer-reviewed publications and book chapters.

Dr. Browne received a B.A. from Williams College and an M.D. from Virginia Commonwealth University. She completed her residency in internal medicine at Brigham and Women's Hospital and Harvard Medical School, followed by a fellowship in infectious diseases at the NIH. She is board certified in internal medicine and infectious diseases.

About MetaVia

MetaVia Inc. is a clinical-stage biotechnology company focused on transforming cardiometabolic diseases. The company is currently developing DA-1726 for treatment across multiple cardiometabolic indications and is developing vanoglipel (DA-1241) for the treatment of Metabolic Dysfunction-Associated Steatohepatitis (MASH). DA-1726 is a novel oxyntomodulin (OXM) analogue that functions as a glucagon-like peptide-1 receptor (GLP1R) and glucagon receptor (GCGR) dual agonist. In a Phase 1 multiple ascending dose (MAD) trial, DA-1726 demonstrated encouraging liver-related findings, including improvements in noninvasive measures of hepatic steatosis and liver stiffness. Vanoglipel is a potential first-in-class drug candidate targeting G-protein-coupled receptor 119 (GPR119). In preclinical studies, vanoglipel demonstrated a positive metabolic effect on glucose and lipid control, and also proved differentiated hepatic benefits reducing hepatic steatosis, hepatic inflammation, and liver fibrosis regardless independent of metabolic improvement. In a Phase 2a clinical study, vanoglipel demonstrated direct hepatic action in addition to its glucose lowering effects.

For more information, please visit www.metaviatx.com.

Forward Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believes", "expects", "anticipates", "may", "will", "should", "seeks", "approximately", “potential”, "intends", "projects", "plans", "estimates" or the negative of these words or other comparable terminology (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, without limitation, those risks associated with MetaVia's history of net losses, the sufficiency of its existing cash on hand to fund operations and raising additional capital; adverse global economic conditions; MetaVia’s ability to execute on its commercial strategy; the timeline for regulatory submissions; the ability to obtain regulatory approval through the development steps of MetaVia's current and future product candidates; the ability to realize the benefits of the license agreement with Dong-A ST Co. Ltd., including the impact on future financial and operating results of MetaVia; the cooperation of MetaVia's contract manufacturers, clinical study partners and others involved in the development of MetaVia's current and future product candidates; potential negative interactions between MetaVia's product candidates and any other products with which they are combined for treatment; MetaVia's ability to initiate and complete clinical trials on a timely basis; MetaVia's ability to recruit subjects for its clinical trials; whether MetaVia receives results from MetaVia's clinical trials that are consistent with the results of preclinical and previous clinical trials; impact of costs related to the license agreement, known and unknown, including costs of any litigation or regulatory actions relating to the license agreement; the effects of changes in applicable laws, regulations or Nasdaq listing rules; the effects of changes to MetaVia's stock price; and other risks and uncertainties described in MetaVia's filings with the Securities and Exchange Commission, including MetaVia's most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date when made. MetaVia does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

MetaVia

Marshall H. Woodworth

Chief Financial Officer

+1-857-299-1033

marshall.woodworth@metaviatx.com

Rx Communications Group

Michael Miller

+1-917-633-6086

mmiller@rxir.com